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                                                                    Exhibit 10.7

                                 ZYNAXIS INC.
                             371 PHOENIXVILLE PIKE
                          MALVERN, PENNSYLVANIA, 19355


                       11/1/4/%  Demand Promissory Note


$250,000                                                   July 17, 1996


FOR VALUE RECEIVED, ZYNAXIS, INC., a Pennsylvania corporation ("Zynaxis"), hereby promises to pay to S.R. One Ltd.("S.R. One"), the principal sum of Two Hundred and Fifty thousand ($250,000) plus interest on the unpaid principal amount hereof at the rate of 11/1/4/% per annum, on the earlier (i) the receipt by the Company of proceeds from the sale of its Cauldron Process Chemistry Division aggregating at least $1,000,000 or (ii) upon demand if such closing has not occurred on or before October 15, 1996.

This Demand Promissory Note is being substituted for and supercedes the Demand Promissory Note dated June 7, 1996.

The Principal of this note may, at any time prior to repayment and at the sole discretion of S.R. One be converted into 150,000 shares of Common Stock of Zynaxis.

As additional consideration, Zynaxis has issued a Warrant (the "Warrant") to purchase 25,000 shares of Common Stock of Zynaxis at an exercise price of $1.00 per share. This Warrant is attached to this Demand Promissory Note.

The entire principal of this Demand Promissory Note may be prepaid at any time by Zynaxis.

This Demand Promissory Note shall be governed by and constructed in accordance with the laws of the Commonwealth of Pennsylvania.

INTENDING TO BE LEGALLY BOUND HEREBY, Zynaxis has executed this Note as of the day and year first above written.

                                        ZYNAXIS, INC.


                                        By:  /s/ Martyn D. Greenacre
                                             -----------------------
                                             Martyn D. Greenacre
                                             Chief Executive Officer